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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 10, 2003


                           JAMES CABLE PARTNERS, L.P.
                            JAMES CABLE FINANCE CORP.

             (Exact name of registrant as specified in its charter)


           Delaware                            333-35183                    38-2778129
           Michigan                          333-35183-01                   38-3182724
 (State or other jurisdiction            (Commission File No.)            (IRS Employer
       of incorporation)                                                Identification No.)

                       38710 N. Woodward Avenue, Suite 180
                        Bloomfield Hills, Michigan 48304
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (248) 647-1080

          (Former name or former address, if changed since last report)



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ITEM 9. REGULATION FD DISCLOSURE.

On February 10, 2003, James Cable Partners, L.P. issued the press release that follows:

          JAMES CABLE PARTNERS, L.P. EXPECTS TO MISS FEBRUARY INTEREST
                PAYMENT ON ITS 10 3/4% NOTES DUE AUGUST 15, 2004

Please note that James Cable Partners, L.P. cannot make any further comments beyond the information contained in this press release.

         Bloomfield Hills, Michigan--James Cable Partners, L.P. (the "Company") today announced that, due to its current financial condition and liquidity position, it does not expect to fund the $5.375 million interest payment due February 15, 2003 on its 10 3/4% Notes due August 15, 2004 (the "Notes"). If the Company fails to make such interest payment on the Notes by March 18, 2003, then it will be an event of default under the Indenture under which the Notes were issued. Following such a default, either the trustee under the Indenture governing the Notes or the holders of 25% in principal amount of the Notes now outstanding could declare such Notes to be immediately due and payable.

While noting that it is current under its senior credit facility, the Company indicated that it did not expect to be in compliance with the facility's senior debt coverage ratio on March 31, 2003 when that ratio decreases from 2.2-to-1 to 2.1-to-1. The Company also acknowledged that if the Company fails to make the interest payment on the Notes by March 18, 2003, then such default under the Notes will be a cross-default under the Company's senior credit facility. Furthermore, such default could lead to an acceleration of payment demand by the Company's senior creditor. Acceleration of payment demands by the Company's creditors would require the Company to seek a restructuring through a Chapter 11 bankruptcy reorganization. The Company said that it was otherwise paying its day-to-day obligations.

The Company also indicated that it expects that its independent accountants, in conjunction with the year end audit of the Company's financial statements, will issue an audit opinion with respect to the Company's 2002 financial statements that includes a qualification that raises substantial doubts about the Company's ability to continue as a going concern.

The Company has retained Financo Restructuring Group ("Financo") as a financial advisor to consider options relating to refinancing, raising new capital and restructuring existing debt. In this role, Financo has begun discussions with the Company's senior lender and certain holders of the Company's subordinated debentures to pursue a consensual restructuring of the Company's debt. In the event a consensual restructuring of the Company's debt cannot be achieved, and any of the Company's outstanding debt is declared immediately due and payable, the Company would not be able to pay such amounts and would likely seek to reorganize under the provisions of the federal bankruptcy laws.

The matters discussed in this release contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, that involve risks and uncertainties. All statements other

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than statements of historical information provided herein may be deemed to be forward-looking statements. Without limiting the foregoing, the words "may," "will," "should," "expects," "anticipates," "considering," "believe," "estimates," "predicts," "potential," or "continue" and similar expressions are intended to identify forward-looking statements. Factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the Company's most recent Annual Report on Form 10-K filed with the SEC and the risks discussed in the Company's other filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis, judgment, belief or expectation only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

James Cable Partners, L.P., which is based in Bloomfield Hills, Michigan, has approximately 64,000 subscribers in rural markets in nine states.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     JAMES CABLE PARTNERS, L.P.

                                     By:      James Communications Partners
                                              General Partner

                                     By:      Jamesco, Inc.
                                              Partner


                                     By:      /s/ William R. James
                                              ----------------------------------
Date:  February 10, 2003                      William R. James
                                              President

                                     By:      James Communications Partners
                                              General Partner

                                     By:      DKS Holdings, Inc.
                                              Partner


                                     By:      /s/ Daniel K. Shoemaker
                                              ----------------------------------
Date:  February 10, 2003                      Daniel K. Shoemaker
                                              President (Principal financial
                                              officer and chief accounting
                                              officer)


                                     JAMES CABLE FINANCE CORP.


                                     By:      /s/ William R. James
                                              ----------------------------------
Date:  February 10, 2003                      William R. James
                                              President


                                     By:      /s/ Daniel K. Shoemaker
                                              ----------------------------------
Date:  February 10, 2003                      Daniel K. Shoemaker
                                              Treasurer (Principal financial
                                              officer and chief accounting
                                              officer)